FOR IMMEDIATE RELEASE

HomeTrust Bank Hires Latrella G. McElrath, VP
Sales, Service and Business Development Leader

ASHEVILLE, NC, May 13, 2015 – HomeTrust Bancshares, Inc. (the “Company”) (NASDAQ: HTBI), the holding company for HomeTrust Bank, N.A. (the “Bank”), announced today that the Bank has hired Latrella G. McElrath, Vice President and Sales, Service and Business Development Leader. McElrath reports to Hunter Westbrook, Executive Vice President and Chief Banking Officer and will be located at the bank’s headquarters office, 10 Woodfin Street, Asheville, North Carolina.
“HomeTrust is focused on continuing to attract top talent, in key business development roles, across all lines of business, said Hunter Westbrook, Chief Banking Officer. “Latrella McElrath’s cross functional banking experience and holistic approach to client relationship management further strengthens our targeted, customer growth goals.”
Latrella McElrath has 28 years of relationship banking experience with Wells Fargo and BB&T. A native of Western North Carolina, she has spent the past 15 years in a senior business relationship manager role, developing profitable client relationships across multiple lines of business. Latrella has a proven track record in performance and service excellence, earning top recognition for cross sales production and client survey ratings for high quality customer care and has earned a Series 6 and Series 63 Security License. Latrella currently serves as incoming board chairperson for Eliada Homes for Children where she has served on the board for the past six years. She has been an active member of the Council of Independent Business Owners (CIBO) for 15 years. In addition, she is member of the Western Carolina Medical Society and The Risk Management Association. Special project volunteerism includes, Wounded Warrior Special Operations fund raising and Homeward Bound Women’s Ministry through First Baptist Church.
“I’m excited to be working with HomeTrust,” said Latrella McElrath. “A relationship-driven approach to doing business is my passion and HomeTrust understands and values the importance of relationships, both in process efficiencies and services for their clients.”

About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank, N.A. As of March 31, 2015 the Company had assets of $2.6 billion. The Bank, founded in 1926, is a nationally chartered, community-focused financial institution committed to providing value added community banking through its 45 locations in North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and a loan production office in Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). The Bank is the 5th largest community bank headquartered in North Carolina.
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include expected cost savings, synergies and other financial benefits from our recent acquisitions might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.hometrustbanking.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that we make in this presentation or our SEC filings are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2015 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.

WEBSITE: WWW.HOMETRUSTBANKING.COM
Contact:
HomeTrust Bancshares, Inc.
Dana L. Stonestreet – Chairman, President and Chief Executive Officer
Tony J. VunCannon – Executive Vice President, Chief Financial Officer, and Treasurer
828-259-3939